Press Release	Source: Diguang International Development Co., Ltd.

Diguang International Enters into Agreement to Co-Develop the Systematic Application of LED backlights to LCD TVs

SHENZHEN, China, September 6, 2006  -- Diguang International Development Co., Ltd. (OTC Bulletin Board: DGNG - News) (“Diguang”), one of the fastest-growing global manufacturers of LCD backlights, today announced that it has entered into an agreement with a major Chinese LCD TV producer to co-develop key technology for the systematic application of LED backlights to LCD TVs.  The parties to the agreement will jointly bid on key semiconductor-related projects under the present five-year plan of the Chinese government in the expectation that, if successful, they will receive government funding and become eligible for other favorable policies   The non-exclusive relationship under the agreement will also lead to commercial orders for Diguang’s LED backlights from the LCD TV producer.  Further details on the agreement were not disclosed for competitive reasons.

“Our LED backlight technology can take LCD TVs to the next level,” commented Yi Song, Diguang’s Chairman and Chief Executive Officer.  “We have been engaged in efforts to develop LED backlights for televisions for several years because this represents a very large and attractive market for our backlight products.  Through the development of proprietary solutions, we have already overcome many of the technical obstacles that the application of LED backlights in televisions presents.  Recent trends indicate both the technological and commercial merits of these solutions.  The cooperative efforts under this new arrangement will accelerate our efforts to commercialize LCD TVs with LED backlights and gain first-mover advantage in this new field.”

About Diguang International Development Co., Ltd.

Diguang, through its subsidiaries, specializes in the research, development, production, sale and distribution of backlights and backlight technologies. A backlight is the typical light source of a liquid crystal display (LCD). The Company is focused on providing LED and CCFL backlights for international producers of televisions, monitors, cellular phones, digital cameras, DVDs and other home appliances. Diguang currently develops an average of approximately 50 new products per month. Diguang is a Nevada corporation with its manufacturing subsidiary located in Shenzhen, PRC, and its international sales and marketing subsidiary located in the British Virgin Islands.

Safe Harbor Statement

This press release contains forward-looking statements made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward looking statements are statements that are not historical facts including statements about our beliefs and expectations that (i) recent trends indicate both the technological and commercial merits of applying LED backlights in televisions and (ii) the cooperative efforts under the new arrangement will accelerate our efforts to commercialize LCD TVs with LED backlights and gain first-mover advantage in this field. Such forward-looking statements are based upon the current plans, estimates and projections of Diguang’s management and are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements. Therefore, you should not place undue reliance on these forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: business conditions in China, weather and natural disasters, changing interpretations of generally accepted accounting principles; outcomes of government reviews; inquiries and investigations and related litigation; continued compliance with government regulations; legislation or regulatory environments, requirements or changes adversely affecting the businesses in which Diguang is engaged; fluctuations in customer demand; management of rapid growth; intensity of competition from other providers of backlights; timing approval and market acceptance of new products introduction; general economic conditions; geopolitical events and regulatory changes, as well as other relevant risks not included herein, as well as risks outlined in the Company’s filings with the U.S. Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Diguang does not assume any obligation to update the information contained in this press release.

Company Contact:
Jackie You Kazmerzak, CFO
Diguang International Development, Ltd.
925-457-1445

Investor Relations Contact:
Sean Collins, Sr. Partner
CCG Investor Relations and Strategic Communications
310-477-9800, ext. 202

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